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AIM BASIC BALANCED FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2009
FILE NUMBER: 811-1540
SERIES NO.:  32

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
72DD.           1    Total income dividends for which record date passed during the period. (000's Omitted)
                     Class A                                                                                           $ 6,969
                2    Dividends for a second class of open-end company shares (000's Omitted)
                     Class B                                                                                           $   824
                     Class C                                                                                           $   730
                     Class R                                                                                           $    94
                     Class Y                                                                                           $    19
                     Investor Class                                                                                    $ 2,218
                     Institutional Class                                                                               $     9

73A.                 Payments per share outstanding during the entire current period: (form nnn.nnnn)
                1    Dividends from net investment income
                     Class A                                                                                            0.1682
                2    Dividends for a second class of open-end company shares (form nnn.nnnn)
                     Class B                                                                                            0.1025
                     Class C                                                                                            0.1027
                     Class R                                                                                            0.1463
                     Class Y                                                                                            0.1900
                     Investor Class                                                                                     0.1681
                     Institutional Class                                                                                0.2161

74U.            1    Number of shares outstanding (000's Omitted)
                     Class A                                                                                            39,704
                2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                                                                                             6,244
                     Class C                                                                                             6,471
                     Class R                                                                                               620
                     Class Y                                                                                               112
                     Investor Class                                                                                     12,305
                     Institutional Class                                                                                    36

74V.            1    Net asset value per share (to nearest cent)
                     Class A                                                                                           $ 10.34
                2    Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                                                                                           $ 10.32
                     Class C                                                                                           $ 10.33
                     Class R                                                                                           $ 10.34
                     Class Y                                                                                           $ 10.34
                     Investor Class                                                                                    $ 10.34
                     Institutional Class                                                                               $ 10.33
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